Exhibit 3.123
ARTICLES OF ORGANIZATION
OF
KANSAS HEALTHCARE MANAGEMENT SERVICES
(A Limited Liability Company)
     The undersigned, acting as the sole organizer of a limited liability company under the Kansas Limited Liability Company Act (the “Act”), Section 17-7601, et seq., does hereby adopt the following Articles of Organization for such limited liability company:
ARTICLE 1
     The name of the limited liability company is KANSAS HEALTHCARE MANAGEMENT SERVICES, LLC.
ARTICLE 2
     The name of the initial registered agent of the limited liability company is Stephen J. Blaylock and the office address of such registered agent and the registered office is 833 North Waco, Riverfront Place, Wichita, Sedgwick County, Kansas 67203.
ARTICLE 3
     The name of the sole organizer of the limited liability company is Stephen J. Blaylock, and the address of such sole organizer is 833 North Waco, Riverfront Place, Wichita, Sedgwick County, Kansas 67203.
ARTICLE 4
     The purpose of the limited liability company is to engage in any lawful conduct or activity for which corporations may be organized under the Kansas Corporation Code.
ARTICLE 5
     The limited liability company shall be directed by a Manager. The Manager will be Stephen J. Blaylock, 833 North Waco, Wichita, Sedgwick County, Kansas 67203, until such time as new managers are duly elected by a majority of members entitled to vote thereon.
ARTICLE 6
     The address of the office for the limited liability company is 327 Chestnut, Halstead, Harvey County, Kansas 67056-2241. The company shall, however, be authorized and empowered to transact and engage in business in any and all other states, territories and counties without limitation, both within and without the United States of America.

ARTICLE 7
     At the date and time of the filing of these Articles of Organization with the Secretary of State, there are two (2) board members of the limited liability company.
ARTICLE 8
     The limited liability company shall have the power to expel a member.
ARTICLE 9
     The limited liability company shall have the right to admit additional members.
ARTICLE 10
     The duration of the limited liability company shall be limited to a specific term of fifty (50) years commencing from the date of filing of these Articles of Organization.
ARTICLE 11
     The Operating Agreement of the limited liability company may provide that none or less than all of the events listed in Kansas Code Ann. Section 17-7622 constitute dissolution events. In the event the Operating Agreement of the limited liability company has not eliminated all of such events as dissolution events, the limited liability company shall not be dissolved and is not required to be wound up by reason of any event that terminates the continued membership of any board member if there are at least two (2) remaining board members and the existence and the business of the limited liability company is continued by the consent of a majority in interest of the remaining board members.
ARTICLE 12
     The limited liability company shall indemnify responsible persons to the fullest extent of and in accordance with the Act as then in effect.
ARTICLE 13
     No board member or party (other than the limited liability company) to a contribution agreement or contribution allowance agreement shall have preemptive rights.
ARTICLE 14
     The agency of board members for purposes of the limited liability company’s business, including the execution in the limited liability company’s name of any instrument, and for apparently carrying on in the usual way the business of the limited liability company shall be determined by the Operating Agreement of the limited liability company.

ARTICLE 15
     These articles may be amended as set forth in the limited liability company’s Operating Agreement or as provided in the Code.
     IN WITNESS WHEREOF, these Articles of Organization have been executed on this 12th day of September, 1997, by the undersigned.

/s/ Stephen J. Blaylock
STEPHEN J. BLAYLOCK
ACKNOWLEDGMENT

STATE OF KANSAS	)
) SS:
COUNTY OF SEDGWICK	)
     BE IT REMEMBERED that on this 12th day of September, 1997, before me the undersigned, a notary public in and for the County and State aforesaid, came STEPHEN J. BLAYLOCK who is personally known to me to be the same person who executed the within instrument of writing, and such person duly acknowledged the execution of the same.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Elizabeth J. Tejeda
ELIZABETH J. TEJEDA
Notary Public

My Commission Expires:
[SEAL]
10/12/98

2 8 4 0 0 0 0 0 1 9 8

CHANGE OF LOCATION OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT OF LIMITED LIABILITY COMPANY

Form RLL

To the Secretary of State of Kansas:

The undersigned, being the member(s)/manager(s) of KANSAS HEALTHCARE MANAGEMENT SERVICES, LLC (Name of limited liability company), a limited liability company organized and existing under and by virtue of the laws of the state of KANSAS, do hereby certify that the limited liability company has duly adopted the following designation of Kansas registered office and/or resident agent:

4961 01 01-10-2000 12:07:08
2521714
53 CORPORATION CHANGE
$20.00

The registered office in the state of Kansas of the limited liability company is:

SUITE 1108, 534 SOUTH KANSAS AVENUE, TOPEKA, SHAWNEE, KANSAS 66603
Street and Number | City | Zip Code

The resident agent of the limited liability company in the state of Kansas is:

CORPORATION SERVICE COMPANY
Name

'00 JAN 10 AM 10 30
FILED
SECRETARY OF STATE
KANSAS

The undersigned are authorized to execute and file this certificate, and execute this certificate under the pains and penalties of perjury.

______________________ Member's Signature

W. F. Carpenter III — Manager's Signature

______________________ Printed Name of Member

William F. Carpenter III — Printed Name of Manager

______________________ Member's Signature

______________________ Manager's Signature

______________________ Printed Name of Member

______________________ Printed Name of Manager

Note: The address of resident agent and registered office must be the same. The resident agent must be an individual, a Kansas corporation, or the limited liability company itself, if it is a Kansas limited liability company.
This document must be typed or printed in black ink. If additional signatures are needed, please attach an additional page.

Please submit th...
Ron Thornburgh, Secretary of State, 2nd ... 612-1594, (785) 296-4564
Rev. 4/99 kp

2521714 20000110 R284 F 198
02014838

CERTIFICATE OF CHANGE OF ADDRESS OF RESIDENT AGENT’S OFFICE
IN COMPLIANCE WITH K.S.A. 17-7611
     I John H. Pelletier, Assistant Vice President of Corporation Service Company, do hereby certify for and on behalf of said corporation that Corporation Service Company, a corporation organized and existing under and by virtue of the laws of the state of Kansas, is the resident agent of the limited liability companies per the attached list.
     I further certify that Corporation Service Company, as resident agent for the limited liability companies named on the attached list, has maintained the registered office of each said limited liability company at the address of Suite 1108, 534 South Kansas Avenue, Topeka, Shawnee County, Kansas 66603, with the office of the Secretary of State.
     I further certify that the new address to which such resident agent of each said limited liability company is hereby changed effective February 24, 2000, is 200 S.W. 30th Street, Topeka, Shawnee County Kansas 66611, where, at said new address, such resident agent will thereafter maintain a registered office for each of the limited liability companies per the attached list.
Dated: February 24, 2000

/s/ John H. Pelletier
John H. Pelletier, Assistant Vice President

Attest:

/s/ Vicki Schreiber
Vicki Schreiber, Asst. Secretary

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)
     BE IT REMEMBERED that, on February 24, 2000, before me, Merryl Wiener, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came John H, Pelletier, Assistant Vice President of Corporation Service Company, and Vicki Schreiber, Assistant Secretary of said corporation, who are known to me, and who each executed the foregoing Certificate of Change of Address of Resident Agent’s Office before me and acknowledged the same to be his act and deed and the act and deed of said corporation, and acknowledged that the a stated therein are true.
     Given under my hand and official seal on February 24, 2000

/s/ [ILLEGIBLE]
Notary Public

Notarial Seal

MERRYL WIENER
Notary Public, State of New York
No. 41-4766750
Qualified in Queens County
Certificate Filed in New York County
Commission Expires July 31, 2000

01/22/2002 10:16 785-233-8870 GOODELL STRATTON PAGE 07/10
JAN-22-2002 09:37 CT-ATLANTA, TEAMS 404 888 7795 P.13/20

252-171-4

Kansas Secretary of State

Limited Liability Company Change of Registered Office or Agent

RLL

All information must be completed or this document will not be accepted for filing.

01-24-2002	09:34:00
053	$20.00
3810	01
2521714	AA

00258430

Do not write in this space

1. Name of limited liability company

Kansas Healthcare Management Services, LLC

Name must match the name on record with the Secretary of State

2. State of organization Kansas

3. The limited liability company has adopted the following amendment changing its registered office and/or resident agent

4. Address of registered office in Kansas: *(Address must be a street address. A post office box is unacceptable.)*

Street Address	City	State	Zip Code
c/o The Corporation Company, Inc., 515 South Kansas Avenue,	Topeka,	Kansas	66603

5. Name of resident agent at the above address:

The Corporation Company, Inc.

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the 15 (Day) of January (Month) 2002 (Year)

[signature] William F. Carpenter III
Authorized Person's Signature

INSTRUCTIONS:

1. The address of the resident agent and the registered office must be the same.
2. The resident agent must be either: (a) an individual, (b) a Kansas corporation, limited partnership, limited liability company or business trust, or (c) a foreign corporation, limited partnership or limited liability company authorized to do business in Kansas.
3. Please submit this form in duplicate with the $20 filing fee.

'02 JAN 22 PM 2 31
FILED
SECRETARY OF STATE
KANSAS

Contact Information

Kansas Secretary of State
Ron Thornburgh
Memorial Hall, 1st Floor
120 SW 10th Avenue
Topeka, KS 66612-1240
785-296-4564
kssos@kssos.org
www.kssos.org

Rev. 7/01 lo
KS004 - 09/27/01 CT System Online

K.S.A. 17-7654

4047338

RGO
53-25

KANSAS SECRETARY OF STATE
Change of Resident Agent Name and/or Registered Office Address by Resident Agent

CONTACT: Kansas Secretary of State, Ron Thornburgh

Memorial Hall, 1st Floor
120 S.W. 10th Avenue
Topeka, KS 66612-1594

(785) 296-4564
kssos@kssos.org
www.kssos.org

07-08-2010 16:11:00
3598 01 $150.00
053 025 AA 1
FILE#: 4047338 FILED BY KS SOS
02706757

INSTRUCTIONS: *All information must be completed or this document will not be accepted for filing.*
Please read instructions sheet before completing.

1. I, _CT Corporation System_, the resident agent for the entity(ies) listed below, do hereby certify that I have changed my name and/or the registered office address in the state of Kansas for the following business entity(ies):

2. Business entity ID number: *This is not the Federal Employer ID Number (FEIN)* — _See attached list_

3. Business entity name: *Name must match the name on record with the Secretary of State* — _See attached list_

2010 JUL -8 PM 2:45
FILED
SECRETARY OF STATE

4. State/Country of organization: — _See attached list_

5. Current resident agent name and registered office address: *Address must be a street address. A P.O. box is unacceptable*

_The Corporation Company, Inc.
Name
_515 South Kansas Avenue
Street Address
_Topeka KS 66603
City State Zip

6. New resident agent name and registered office address: *Address must be a street address. A P.O. box is unacceptable*

_The Corporation Company, Inc.
Name
_112 SW 7th Street, Suite 3C
Street Address
_Topeka KS 66603
City State Zip

7. Effective date:

☒ Upon filing

☐ Future effective date ____ *Month Day Year*

8. I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct and that I have remitted the required fee.

[signature]
Signature of resident agent

June 2, 2010
Date (month, day, year)

_Kenneth J. Uva
Name of signer (printed or typed)

K.S.A. 17-6204, K.S.A. 17-7666(b)
K.S.A. 56-1a104

Rev. 2/01/10 jls

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